Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-8 No. 333-280269) pertaining to the Shake Shack Inc. 2025 Incentive Award Plan and

(2)Registration Statement (Form S-3 No. 333-280008) of Shake Shack Inc.

of our reports dated February 21, 2025, with respect to the consolidated financial statements of Shake Shack Inc. and the effectiveness of internal control over financial reporting of Shake Shack Inc. included in this Annual Report (Form 10-K) of Shake Shack Inc. for the year ended December 25, 2024.

/s/ Ernst & Young LLP
New York, New York
February 21, 2025